Exhibit 10.9

U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT

This U.S. INTELLECTUAL PROPERTY SECURITY AGREEMENT SUPPLEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “U.S. IP Security Agreement Supplement”) dated as of April 30, 2012, is made by the Persons listed on the signature pages hereof (collectively, the “New Grantors”) in favor of Bank of America, N.A. (“Bank of America”), as agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, United Rentals (North America), Inc., a Delaware corporation (the “Company”) and parent company of each of the New Grantors, is a party to (i) the Amended and Restated Credit Agreement, dated as of October 14, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among United Rentals, Inc., a Delaware corporation (“Holdings”), the Company, the other U.S. Subsidiary Borrowers named therein, United Rentals of Canada, Inc., a corporation amalgamated under the laws of the Province of Ontario, United Rentals Financing Limited Partnership, a Delaware limited partnership, the Lenders from time to time party thereto, and Bank of America, N.A., as Agent, (ii) the Amended and Restated U.S. Security Agreement dated as of October 14, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) made by the Grantors from time to time party thereto in favor of the Agent for the benefit of the Secured Parties and (iii) the Amended and Restated U.S. Intellectual Property Security Agreement dated as of October 14, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “U.S. IP Security Agreement”) made by the Grantors from time to time party thereto in favor of the Agent for the benefit of the Secured Parties; terms defined in the Credit Agreement or the Security Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement;

WHEREAS, Holdings has removed the designation of the New Grantors as Immaterial Subsidiaries under the Credit Agreement effective as of the date hereof, and each of the New Grantors is therefore required to enter into (i) the Guaranty Supplement (as defined in the U.S. Guarantee Agreement), dated as of the date hereof, in favor of the Agent for the benefit of the Secured Parties, (ii) the Security Agreement Supplement (as defined in the Security Agreement), dated as of the date hereof, in favor of the Agent for the benefit of the Secured Parties and (iii) this U.S. IP Security Agreement Supplement;

WHEREAS, under the terms of the Security Agreement Supplement and the Security Agreement, the New Grantors have granted to the Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain intellectual property of the New Grantors, and have agreed as a condition thereof to execute this U.S. IP Security Agreement Supplement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and, to the extent agreed upon and applicable, other foreign governmental authorities;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor agrees as follows:

SECTION 1. Grant of Security. Each New Grantor hereby grants to the Agent for the ratable benefit of the Secured Parties a security interest in all of such Grantor’s right, title and interest in and to the following (the “Collateral”):

(A) the patents and patent applications set forth in Schedule A hereto (the “Patents”);

(B) the trademark and service mark registrations and applications set forth in Schedule B hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(C) all copyrights, whether registered or unregistered, now owned or hereafter acquired by such New Grantor, including, without limitation, the copyright registrations and applications set forth in Schedule C hereto (the “Copyrights”);

(D) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing, and, to the extent applicable, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such New Grantor accruing thereunder or pertaining thereto;

(E) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(F) any and all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral of or arising from any of the foregoing.

SECTION 2. Security for Obligations. The grant of a security interest in, the Collateral by each New Grantor under this U.S. IP Security Agreement Supplement and the U.S. IP Security Agreement secures the payment of all Obligations of such New Grantor now or hereafter existing under or in respect of the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise. Without limiting the generality of the foregoing, this U.S. IP Security Agreement Supplement and the U.S. IP Security Agreement secures, as to each New Grantor, the payment of all amounts that constitute part of the Obligations and that would be owed by such New Grantor to any Secured Party under the Loan Documents but for the fact that such Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving a Loan Party. Each New Grantor hereby agrees, as of the date first above written, to be bound as a Grantor by all of the terms and provisions of the U.S. IP Security Agreement to the same extent as each of the other Grantors. Each New Grantor further agrees, as of the date first above written, that each reference in the U.S. IP Security Agreement to an “Additional Grantor” or a “Grantor” shall also mean and be a reference to each New Grantor, that each reference to the

“Collateral” or any part thereof shall also mean and be a reference to each New Grantor’s Collateral or part thereof, as the case may be, and that each reference in the U.S. IP Security Agreement to a Schedule shall also mean and be a reference to the schedules attached hereto.

SECTION 3. Recordation. Each New Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and, to the extent agreed upon and applicable, any other applicable government office, record this U.S. IP Security Agreement Supplement.

SECTION 4. Execution in Counterparts. This U.S. IP Security Agreement Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 5. Grants, Rights and Remedies. This U.S. IP Security Agreement Supplement has been entered into in conjunction with the provisions of the Security Agreement Supplement, the Security Agreement and the U.S. IP Security Agreement. Each New Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Collateral are more fully set forth in the Security Agreement Supplement and the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

SECTION 6. Governing Law. This U.S. IP Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

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INFOMANAGER, INC.

By	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President and Treasurer

UNITED RENTALS REALTY, LLC BY UNITED RENTALS (NORTH AMERICA), INC., ITS MANAGING MEMBER

By	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Senior Vice President and Treasurer

WYNNE SYSTEMS, INC.

By	/s/ Irene Moshouris
	Name:	Irene Moshouris
	Title:	Vice President and Treasurer

[Signature Page to Intellectual Property Security Agreement Supplement]

SCHEDULE A

PATENTS

None.

SCHEDULE B

TRADEMARKS

Trademark Name	Application Number	Registration Number	Country Name	File Date	Registration Date	Record Owner
INFOMANAGER (AND DESIGN)	74/199,553	1,765,625	United States of America	30-Aug-1991	20-Apr-1993	INFOMANAGER, INC.

INFOMANAGER (STANDARD CHARACTERS)	77/369,492	3574939	United States of America	11-Jan-2008	17-Feb-2009	INFOMANAGER, INC.

RENTALMAN (STANDARD CHARACTERS)	77/314,490	3487698	United States of America	26-Oct-2007	19-Aug-2008	WYNNE SYSTEMS, INC.

RENTALMAN (STANDARD CHARACTERS)	77/369,485	3480491	United States of America	11-Jan-2008	05-Aug-2008	WYNNE SYSTEMS, INC.

AXIOM	85/231,517	N/A	United States of America	01-Feb-2011	N/A	WYNNE SYSTEMS, INC.

SCHEDULE C

COPYRIGHTS

Copyright	Registration Number/ Date	Date of Publication	Description	Owner
Wynne Systems rentalman: release 5.0.	TX0004894111 / 1998-08-13	6/1/1997	CD-ROM + computer program	Wynne Systems, Inc.

Wynne Systems rentalman: release 10	TX 7-024-376 / 2009-06-23	2/6/2007	Computer program	Wynne Systems, Inc.